Exhibit 99.1

Ameri Holdings, Inc. Announces Completion of Private Placement

PRINCETON, NJ, April 21, 2016 /PRNewswire/ – AMERI HOLDINGS, Inc. (“Ameri100” or the “Company”) (OTCQB: AMRH), is pleased to announce that it closed a $3.0 million private placement financing yesterday with the issuance of 500,000 shares of common stock of the Company at $6.00 per share to Mr. Dhruwa Rai.

Mr. Rai has 25 years of senior management experience in industrial companies including Axalta Coating Systems Ltd, The Williams Companies, Inc., Momentive Performance Materials Inc., General Electric Company, and Delphi Automotive PLC. Apart from serving as director of a variety of professional associations and not for profit organizations, he has also served as the Chief Information Officer and Senior Vice President of Axalta Coating Systems Ltd, a manufacturer, marketer and distributer of coatings systems for commercial vehicles, and as the Chief Information Officer for The Williams Companies, Inc, an energy infrastructure company. Mr. Rai has leadership experience with growing and managing $500+ million global business segments. Mr. Rai has a Bachelor of Engineering degree in industrial engineering and an M.B.A. in operations management from the University of Connecticut.

Mr. Rai said “Ameri100 is in a very unique position to scale and build a global systems, applications and products (“SAP”) services company through acquisitions. I am confident that my investment will help with this growth. I believe Ameri100’s strategy to acquire strategic capabilities in the fast growing areas of SAP will result in substantial share holder value creation.”

“With the strategic investment from Mr. Rai, we plan to accelerate our acquisitions. We expect to close at least one acquisition in the second quarter of the year, which will help us in scaling up our SAP delivery capabilities. There are very exciting global opportunities for us to grow through acquisitions in the SAP ecosystem,” said Giri Devanur, Ameri100’s President and Chief Executive Officer.

ABOUT AMERI HOLDINGS, INC.
AMERI HOLDINGS, Inc. is a strategy consulting firm that brings synergies of classic consulting and product-based consulting services to its customer base. Headquartered in Princeton, New Jersey, with offices in Pune and Bangalore, India, the Company is a global leader in consulting and technology solutions. The Company is a Lean Enterprise Architecture Partner (LEAP), enabling clients to outperform the competition and stay ahead of the innovation curve. It leverages on a global partner ecosystem that has deep knowledge and skills to build and implement great ideas that drive progress for clients and enhance their businesses through innovative solutions.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Investor Contact:
Ameri Holdings, Inc.
Carlos Fernandez
(732) 243-9250
carlos.fernandez@ameri100.com